UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Address of principal executive offices)

356 2757 7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Esports Entertainment Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) dated April 14, 2020 with Maxim Group LLC on behalf of itself and Joseph Gunnar & Co., LLC (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 1,980,000 units, with each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and two warrants (“Unit A Warrant” and “Unit B Warrant”, and collectively with the Common Stock the “Units”), each to purchase one share of Common Stock, at a public offering price of $4.25 per share. In addition, the Underwriters were granted a 45-day option to purchase up to an additional 297,000 shares of Common Stock, and/or 297,000 Unit A Warrants, and/or 297,000 Unit B Warrants, or any combination thereof, to cover over-allotments, if any (the “Over-Allotment Option”). The Units were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-231167), filed by the Company with the Securities and Exchange Commission on May 2, 2019, as amended, which became effective on April 14, 2020.

The Offering closed on April 16, 2020. Prior to the closing of the Offering, on April 16, 2020, the Company entered into a warrant agent agreement (the “Warrant Agent Agreement”) with VStock Transfer, LLC (“VStock”), to serve as the Company’s warrant agent for the Unit A Warrants and the Unit B Warrants. Upon the closing of the Offering, VStock issued the Unit A Warrants, which trade on the Nasdaq Capital Market under the symbol GMBLW and the Unit B Warrants, which are not tradable. The foregoing description of the Warrant Agent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agent Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On April 14, 2020, pursuant to and in compliance with the terms and conditions of the Underwriting Agreement, the Underwriters provided notice that they would partially exercise the Over-allotment Option to purchase 209,400 additional Unit A Warrants and 209,400 additional Unit B Warrants at a price of $0.01 for each of the Unit A and Unit B Warrants. The Offering and the Over-Allotment Option closed on April 16, 2020. The Company has received gross proceeds of approximately $8.42 million from the Offering to date, including the exercise of the Over-Allotment Option, prior to deducting underwriting discounts and commission and offering expenses payable by the Company.

On April 16, 2020, the Company issued a press release announcing the closing of the Offering and the exercise of the Over-Allotment Option. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

4.1	Warrant Agency Agreement by and between Esports Entertainment Group, Inc. and VStock Transfer, LLC including Form of Unit A Warrant and Form of Unit B Warrant
99.1	Press Release dated April 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: April 21, 2020	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer

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